Exhibit 10.52

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of _________, 2022, by and between Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”) and ______________________ (the “Indemnitee”).

RECITALS

WHEREAS, the Company values the Indemnitee’s service to the Company as a director and/or officer and desires that the Indemnitee continue to serve the Company in such capacity;

WHEREAS, the Indemnitee does not regard the protection available under the organizational documents of the Company and any insurance policies maintained by the Company as adequate in the present circumstances, and the Indemnitee may not be willing to continue to serve in his or her capacity as a director and/or officer of the Company without the additional protections set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, on the basis of the foregoing, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify, and to advance expenses on behalf of, the Indemnitee on the terms described in this Agreement so that the Indemnitee will serve or continue to serve the Company free from undue concern that he or she will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor nor to diminish or abrogate any rights of the Indemnitee thereunder; and

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and intending to be legally bound, the parties to this Agreement agree as follows:

AGREEMENT

1.             Definitions.  For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

(a)        “Corporate Status” describes the status of an individual who is or was at any time (including, without limitation, any time prior to the date of this Agreement) a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, limited liability company, trust or other enterprise or entity that such individual is or was serving at the express written request of the Company.

(b)        “DGCL” means the Delaware General Corporation Law, as amended.

(c)       “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(d)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)        “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(f)        “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (1) the Company or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)         “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust or other enterprise or entity.

(h)      “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (including one pending on or before the date of this Agreement, but excluding one initiated by the Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement), whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that the Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or director of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, limited liability company, trust or other enterprise or entity, in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

2.            Indemnification of the Indemnitee.  Subject to the terms of this Agreement, if, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding, the Company agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by applicable law (as such law may be amended from time to time to increase the scope of such permitted indemnification) against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein.  In addition to the foregoing indemnification, and without limiting the generality of the preceding sentence:

(a)        The Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company.  Pursuant to this Section 2(a), the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

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(b)        The Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company.  Pursuant to this Section 2(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  However, if applicable law so provides and notwithstanding any provision in this Section 2 or elsewhere in this Agreement to the contrary, no indemnification against such Expenses (or against any judgments, penalties, fines and amounts paid in settlement) shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may and should be made.

(c)        Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time to increase the scope of such permitted indemnification, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.  If the Indemnitee is not wholly successful in such Proceeding, but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 2(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)        If (i) Indemnitee is or was affiliated with one or more Persons that has invested in the Company (an “Appointing Stockholder”), and (ii) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of Appointing Stockholder’s position as a stockholder of, or lender to, the Company, or Appointing Stockholder’s appointment of or affiliation with Indemnitee or any other director, including, without limitation, any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Appointing Stockholder will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee, and advancement of Expenses shall apply to any such indemnification of Appointing Stockholder, provided, however, that such indemnification shall only be available to the extent that any such claim is covered by any directors’ and officers’ liability insurance policies maintained or procured by the Company pursuant to Section 8(b).  The Company and Indemnitee agree that the Appointing Stockholder is an express third-party beneficiary of the terms of this Section 2(d).

(e)        Notwithstanding the foregoing, the Company shall not be obligated to make any payment to the Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 of this Agreement) to be unlawful.

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3.             Contribution.

(a)        Whether or not the indemnification provided in Section 2 of this Agreement is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee.  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(b)        Without diminishing the obligations of the Company set forth in Section 3(a), if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)        The Company agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than the Indemnitee, who may be jointly liable with the Indemnitee.

(d)       To the fullest extent permissible under applicable law, if the indemnification required to be paid by the Company pursuant to this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee to the extent required by this Agreement, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (1) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (2) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

4.            Indemnification for Expenses of a Witness.  Notwithstanding any provision of this Agreement to the contrary, to the extent that the Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which the Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding.

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5.           Advancement of Expenses.  Notwithstanding any provision of this Agreement to the contrary, but subject to Section 9, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee’s Corporate Status within thirty days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee (but may omit such information as necessary to avoid having the Indemnitee waive any privilege with respect to legal work under applicable law) and shall include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6.           Procedures and Presumptions for Determining Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware.  Accordingly, the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:

(a)        To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of the Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to the Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)       Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following four methods, which shall be at the election of the Board:  (1) by a majority vote of the Disinterested Directors, even though less than a quorum; (2) by a committee of those Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (4) if so directed by the Board and with the consent of the Indemnitee, by the stockholders of the Company.

(c)         If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), Independent Counsel shall be selected as provided in this Section 6(c).  Independent Counsel shall be selected by the Board, and the Board shall notify the Indemnitee of the name of such Independent Counsel.  The Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the Person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in cooperating with the Independent Counsel or the Company with respect to a determination of entitlement to indemnification (and irrespective of the ultimate determination on such entitlement) shall be borne by the Company, regardless of the manner in which such Independent Counsel was selected or appointed.

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(d)        In making a determination with respect to the Indemnitee’s entitlement to indemnification under this Agreement, the Person or Persons making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(e)        It shall be presumed that the Indemnitee has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f)        If the Person or Persons empowered or selected under this Section 6 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty days after receipt by the Company of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (1) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (2) a prohibition of such indemnification under applicable law.  However, such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty days, if the Person or Persons making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the Company’s stockholders pursuant to Section 6(b) and if (A) within fifteen days after receipt by the Company of the request for such determination, the Board resolves to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five days after such receipt and such determination is made thereat or (B) a special meeting of stockholders is called within fifteen days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty days after having been so called and such determination is made at such meeting.

(g)        The Indemnitee shall cooperate with the Person or Persons making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold the Indemnitee harmless from such costs and expenses.

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(h)        The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)         The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

7.            Remedies of the Indemnitee.

(a)        In the event that (1) a determination is made pursuant to Section 6 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (2) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (3) no determination of entitlement to indemnification is made pursuant to Section 6 of this Agreement within ninety days after receipt by the Company of the request for indemnification (as such deadline may be extended pursuant to Section 6(f) upon a determination to be made by the stockholders of the Company), (4) payment of indemnification is not made pursuant to this Agreement within ten days after receipt by the Company of a written request therefor or (5) payment of indemnification is not made within ten days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, the Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification.  The Company shall not oppose the Indemnitee’s right to seek any such adjudication.

(b)        In the event that a determination shall have been made pursuant to Section 6 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6.

(c)       If a determination shall have been made pursuant to Section 6 of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7 absent (1) a misstatement by the Indemnitee of a material fact or an omission of a material fact necessary to make the Indemnitee’s misstatement not materially misleading in connection with the application for indemnification or (2) a prohibition of such indemnification under applicable law.

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(d)        In the event that the Indemnitee, pursuant to this Section 7, seeks (i) a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, (ii) to recover damages incurred by the Indemnitee as a result of a breach of the Company’s or any subsidiaries’ certificate of incorporation, bylaws, or other organizational agreement or instrument, or other agreement or provision of law, or (iii) to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall, to the fullest extent permitted by law, pay on his or her behalf, in advance of such final adjudication, and shall indemnify the Indemnitee against, any and all expenses (including attorneys’ fees and any and all other costs that would qualify as Expenses, as defined herein, if the proceeding contemplated by this paragraph or the next paragraph were a “Proceeding,” as defined herein, hereinafter, “Enforcement Expenses”) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.

(e)        The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all of the provisions of this Agreement.  The Company shall indemnify the Indemnitee against any and all Enforcement Expenses and, if requested by the Indemnitee, shall (within ten days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or advance of Enforcement Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Enforcement Expenses or insurance recovery, as the case may be.

(f)         Notwithstanding any provision of this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8.            Non-Exclusivity and Survival of Rights.

(a)        The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation and Bylaws of the Company, any other agreement with the Company, a vote of the Company’s stockholders, a resolution of the Board or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision of this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in any applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties to this Agreement that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)        For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding indemnifiable hereunder, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for Indemnitee of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.  Upon request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, declarations, endorsements and other related materials, and will notify Indemnitee of any material changes that have been made to such documents.  In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the directors and officers of the Company most favorably insured by such policy.  The Company agrees to use commercially reasonable efforts to either modify its existing directors’ and officers’ liability insurance policies or to obtain additional coverage in order to include the Appointing Stockholder as an insured to the same or similar extent, and for the same amount of coverage, as the insurance policies in effect for the Company’s directors; provided, however, that the Company shall not be required to obtain, and shall not be required to maintain, insurance for the Appointing Stockholder if the Company determines in good faith that the cost of such insurance is commercially unreasonable.

(c)        At the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(d)        In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e)       Except as provided in Section 8(d), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received payment of such amounts under any insurance policy, contract, other agreement or otherwise.

(f)       Except as provided in Section 8(d), the Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any enterprise or entity other than the Company shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such other enterprise or entity.

9.           Exception to the Right of Indemnification.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated under this Agreement to provide any indemnification (and, in the case of Section 9(c), the Company shall not be obligated under this Agreement to advance expenses) in connection with any claim made by or against the Indemnitee:  (a) for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or (c) in connection with any Proceeding (or any part of any Proceeding), other than a Proceeding under Section 7 of this Agreement to enforce his or her right to indemnification under this Agreement, initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (A) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (B) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

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10.          Duration of Agreement.  All agreements and obligations of the Company contained in this Agreement shall continue until the date that is six years after the date upon which the Indemnitee’s Corporate Status terminates and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding (including any Proceeding commenced under Section 7) by reason of his Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

11.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor, by written agreement and form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein, and the Company shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement may not otherwise be assignable by the Company.

12.          Security.  To the extent requested by the Indemnitee and approved by the Board in its sole discretion, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

13.        Enforcement.  The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it by this Agreement in order to induce the Indemnitee to serve as an officer and/or director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer and/or director of the Company.  The Company shall not seek from a court, or agree to, a “bar order” that would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of Expenses under this Agreement.

14.       Severability.  The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.  Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee or Appointing Stockholder shall in no way affect the validity or enforceability of any provision hereof as to the other.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee and Appointing Stockholder indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision of this Agreement conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15.        Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.         Notice by the Indemnitee.  The Indemnitee agrees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

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17.        Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices and other communications shall be sent:

(a)         To the Indemnitee at the address set forth below the Indemnitee’s signature on this Agreement.

(b)         To the Company at:

Global Clean Energy Holdings, Inc.
2790 Skypark Drive, Suite 105
Torrance, California 90505
Attention:  Board of Directors

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

18.        Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19.        Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in, or determined by reference in, this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

20.        Entire Agreement.  This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter this Agreement and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter of this Agreement, provided that the provisions hereof shall not supersede the provisions of the Company’s certificates of incorporation, bylaws or other agreement or instrument, including instruments or rights granted by the vote of the Company’s stockholders or directors, if such other agreements, instruments or rights are more favorable to the Indemnitee than the provisions hereof.

21.        Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by e-mail signature in PDF format or facsimile signature (or other similar electronic means) and in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Indemnitee have executed and delivered this Agreement as of the date first written above.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:

Print Name:

Title:

Signature of the Indemnitee

Print Name:

Address:

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